Exhibit 10.1

To the Board,

I am resigning my position on the board of directors and as audit committee chair effective immediately.

Due to circumstances beyond it's control, the company's normal operations were interrupted, causing the audit work to be postponed indefinitely.

In such a situation, I find I cannot complete the required auditing and feel I must resign.

I urgent the company to resume normal business operations as soon as possible and return the employees to work.

/s/ Alice Lee Rogers

Alice Lee Rogers